                                                                    EXHIBIT 11.1

                            TANISYS TECHNOLOGY, INC.

      CALCULATION FOR WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

                    FOR FISCAL YEAR ENDED SEPTEMBER 30, 1997

                                                                                            WEIGHTED       WEIGHTED
                                                 COMMON      COMMON                          AVERAGE    AVERAGE NUMBER
                                                  SHARE      SHARES                         NUMBER OF      OF SHARES
       DATE                DESCRIPTION          ACTIVITY   OUTSTANDING  DAYS OUTSTANDING     SHARES       OUTSTANDING
------------------  --------------------------  ---------  -----------  -----------------  -----------  ---------------

September 30, 1996  Balance                                15,978,537              36       1,575,965

November 5, 1996    Exercise of stock warrants     58,824  16,037,361              10         439,380

November 15, 1996   Exercise of stock warrants     29,412  16,066,773               4         176,074

November 19, 1996   Exercise of stock warrants    100,000  16,166,773               2          88,585

November 21, 1996   Exercise of stock options       4,000  16,170,773              14         620,249

December 5, 1996    Exercise of stock warrants     88,235  16,259,008               7         311,817

December 12, 1996   Exercise of stock warrants     29,412  16,288,420               4         178,503

December 16, 1996   Exercise of stock warrants     14,706  16,303,126               1          44,666

December 17, 1996   Exercise of stock warrants    323,529  16,626,655              34       1,548,784

January 20, 1997    Exercise of stock options       8,500  16,635,155              70       3,190,304

March 31, 1997      Exercise of stock warrants  1,216,059  17,851,214              92       4,499,484

July 1, 1997        Exercise of stock warrants     39,750  17,890,964              22       1,078,359

July 23, 1997       Exercise of stock warrants      9,471  17,900,435               8         392,338

                                                2,280,000  20,180,435               5         276,444
July 31, 1997       Issuance of private
                    placement

August 5, 1997      Exercise of stock warrants     40,000  20,220,435               1          55,398

August 6, 1997      Exercise of stock warrants     42,000  20,262,435               7         388,595

August 13, 1997     Exercise of stock warrants     31,529  20,293,964               9         500,399

August 22, 1997     Exercise of stock warrants     37,250  20,331,214              19       1,058,337

September 10, 1997  Exercise of stock options       3,500  20,334,714              20       1,114,231

September 30, 1997  Balance                                20,334,714                                      17,537,914